Page 1


                           LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") made as of the _____ day of _______, 2003, between Central United Life Insurance Company, a Texas corporation with its principal place of business at Wortham Tower, 2727 Allen Parkway, Houston, Texas sometimes hereinafter referred to as "Lessor" and GraphOn Corporation, a Delaware corporation of 105 Cochrane Circle, Morgan Hill, CA 95037 sometimes referred to herein-after as "Lessee."
                        W I T N E S S E T H:
      WHEREAS, Lessor currently owns the entire five-story office building containing 65,000 square feet located at 6 Loudon Road, Concord, New Hampshire, on a parcel of land consisting of approximately 3.96 acres shown as Lot #2 on a certain plan entitled "Survey for Earl Flanders, Location Concord, New Hampshire" dated October 6, 1975, prepared by Rayco Engineering recorded at Merrimack County Registry of Deeds as Plan #4160 (the "Premises");

      WHEREAS, Lessor and Lessee desire that a portion of the 2nd floor of the Office Building be leased to Lessee for its exclusive occupancy ("Lessee's Quarters"), and that portions of the Office Building shall be used in common by Lessee and other tenants ("Quarters Used in Common");

      WHEREAS, portions of the Premises have been designed for the parking of motor vehicles ("Parking Facilities"); and

      WHEREAS, the Lessee's Quarters, Quarters Used in Common and Parking Facilities are together hereinafter sometimes referred to as the "Leased Premises".

      NOW THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

      1. Term The initial term of this Lease shall be for a period of one (1) year commencing on November 01, 2003 and ending October 31, 2004 payable on a month to month basis. Lessee shall give Lessor a one (1) month advance written notice of any changes in the lease within this term.

      2. Leased Premises.
           A. Lessee's Quarters. Lessor does hereby lease to Lessee for its exclusive use the Lessee's Quarters which are designated by red diagonal lines on the plan of the 2nd Floor Office Building (the "2nd Floor Plan") attached hereto. The area so designated shall be occupied exclusively by the Lessee.

           B. Quarters Used in Common. Lessor grants to Lessee the right (i) to use in common with Lessor and other tenants, the Quarters Used in Common designated by green diagonal lines on the 2nd Floor Plan and
           (ii) to use in common with other tenants, certain portions of the Office Building necessary for access to Lessee's Quarters which shall include, without limiting the generality of the foregoing, the common hallway, stairways, stairwells, lobby, rest room facilities, elevators and certain pipes, ducts, conduits and wires.

           C. Parking Facilities. Lessee agrees that its use, and the use of the Parking Facilities by its employees, agents and invitees, shall be limited solely to the Parking Facility located directly south of the Office Building and in accordance with the markings and use restrictions generally applicable from time to time to the Parking Facility. Lessor shall permit Lessee to use the driveways and walkways for access to and from the Office Building.

           D. Smoking Area. Lessee agrees that smoking is not permitted on the Premises except in certain areas or facilities designated by Lessor from time to time ("Smoking Area"). Lessee agrees that its use of the Premises, and the use by its employees, agents and invitees, for smoking shall be limited solely to the Smoking Area(s) designated from time to time.

      3. Base Rent. Lessee shall pay to Lessor annual rent in the amount of ($60,027.00) the "Base Rent", which Base Rent is calculated at Seventeen Dollars ($17.00) per square foot for Three Thousand Five Hundred and Thirty One (3,531) square feet (except for any fractional months at the beginning and end of each term which shall be prorated). Lessee shall make payments in equal monthly installments of Five Thousand Two Dollars and Twenty Five Cents ($5,002.25)in advance on the first day of each month.

      4. Utilities. Lessor shall pay all utility charges with respect to the Lessee's Quarters and Quarters Used in Common (except telephone charges) and shall at its expense provide heat, water, interior lighting, air conditioning and electricity for Lessee's Quarters in quantities reasonably appropriate for standard office occupancy.

      5. Repairs, Cleaning and Other Services. Lessor shall at its own expense maintain in good repair and state of cleanliness the Office Building (including without limitation, the roof, exterior walls, foundation, doors and windows, and utility systems) the walkways, driveways, Parking Facilities and the Quarters Used in Common, including without limiting the generality of the foregoing, all plumbing and air conditioning, elevators, and standpipe fire prevention system. Lessor shall maintain the unattended elevator service and remove snow from the Parking Facilities, driveways and walkways.

      6. Condition of Lessee's Quarters. Lessee shall at its own expense maintain the Lessee's Quarters in good repair and state of cleanliness. Lessee, accompanied by Lessor, may enter the Lessee's Quarters in advance of the term of this Lease for the purpose of inspection. Lessee may install in the Lessee's Quarters at its own expense fixtures, equipment, window coverings, furnishings and other effects for the purpose of decorating the interior of the Lessee's Quarters.

      7. Right of Entry. The Lessor may enter Lessee's Quarters for the reasonable purposes, such as but not limited to, the making of repairs or renovations to, or the showing of the Lessee's Quarters to prospective tenants, at any reasonable time during normal business hours and upon 24 hours prior notice and in a manner that does not interfere with Lessee's use thereof.

      8. Restrictions. Lessee agrees that it shall not permit any portion of the Lessee's Quarters to be used (i) so as to cause unreasonable noise or other nuisance; (ii) so as to consume unreasonable amounts of heat, electricity or water; or (iii) for the conduct of activities involved in the promotion, distribution or sale of alcohol, tobacco, gambling or pornographic materials or activities, (iv) for the performance of medical or related procedure for abortion or euthanasia; (v) for the use, storage, generation, transportation or disposal of hazardous waste; or (vi) for the conduct of any acts prohibited by law. Lessee shall not make or permit to be made any structural alteration, improvement or addition in or to the Lessee's Quarters unless approved in writing by the Lessor or sublease Lessee's Quarters or assign this Lease without Lessor's consent, which consent shall not be unreasonably withheld. Lessor's consent to any such assignment or sublease shall not be deemed a waiver with regard to the requirement for its consent to any future assignment or subleases.

      9. Eminent Domain or Destruction. If the Leased Premises or any substantial portion thereof shall be taken by the exercise of the right of eminent domain or shall be destroyed or damaged by fire, water or other unavoidable casualty or by action of any public authority, or shall suffer any direct consequential damage for which Lessor and Lessee, or either of them, shall be entitled to compensation by reason of anything done in pursuance to any public or other authority during this Lease or any extension thereof, then this Lease shall terminate at the election of either party hereto which election may be made, whether or not Lessor's entire interest has been divested; and if neither party shall so elect, then in case of such taking, destruction or damage rendering the premises unfit for use and occupation, a just proportion of said rent according to the nature and extent of the injury shall be abated until the Leased Premises, or in the case of a partial taking that portion which may remain thereof, shall have been put by Lessor at its sole cost and expense in proper condition for use and occupation. Lessor reserves and excepts all rights to damages to the Leased Premises by reason of anything lawfully done in pursuance of any public or other authority; and by way of confirmation, Lessee grants to Lessor all Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request. Lessor or Lessee shall give the other party notice of its decision to terminate this Lease within ninety (90) days after any such occurrence giving rise to such party's right to so terminate. If the Lease is not terminated, Lessor shall promptly commence to restore the Leased Premises.

      10. Waste. Lessee agrees that it will not suffer any waste on the Leased Premises and that it will peaceably quit and deliver to Lessor the Lessee's Quarters when required to do so under the terms of this Lease in as good order and condition, reasonable wear and tear and unavoidable casualties excepted, as the same were delivered to Lessee on the date hereof.

      11. Default and Termination. If Lessee shall neglect or fail to make any rental payment within ten (10) days after its due date or if Lessee shall fail to cure (or to commence to cure) a default in the performance of any of the other of Lessee's covenants within thirty (30) days after date of notice of such default by Lessor, or if Lessee, having commenced to cure a default within the thirty (30) days period, shall fail to complete the curing of the default without unreasonable delay, Lessor lawfully may immediately or any time thereafter and without demand or notice or the necessity of compliance with any statute in any manner relating to summary process, enter the Lessee's Quarters and repossess the same and expel Lessee and those claiming through or under Lessee and remove their effects forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any rights or remedies Lessor may be entitled to in law or at equity. Upon such entry all rights of Lessee under this Lease shall terminate. Lessor shall have all rights described herein and this Lease shall also terminate if (i) the leasehold hereby created shall be taken on execution or by other process of law, (ii) any assignment shall be made of Lessee's property for the benefit of creditors, (iii) a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or part of Lessee's property, or (iv) Lessee commits any act of bankruptcy, or if a petition is filed by Lessee under any bankruptcy or insolvency law and the same shall not be dismissed within thirty (30) days from the date upon which it is filed. Lessee covenants that if the Lease is terminated, Lessee shall be liable to Lessor for payment of a sum equal to the amount of the rent and other payments called for hereunder for the remainder of the original term and any extensions thereof, less any amounts received by Lessor as a result of Lessor's lease of the Lessee's Quarters to a third party. Lessor shall make reasonable efforts to lease the Lessee's Quarters at rent equal to the prevailing local rate. In addition, Lessee shall pay Lessor's expenses, including, but not limited to, court costs and attorneys' fees, incurred in enforcing any obligation of this Lease with which Lessee has not complied.

      12. Indemnification. Lessee shall indemnify and save Lessor harmless from any and all liability, loss, damage, expenses, causes of action, suits, claims or judgments arising from loss of life, injury to person or property resulting from or based upon the actual injury to person or property resulting from or based upon the actual or alleged use, operation, delivery to or transportation from any or all of the Leased Premises or their location or condition, except for any such liability arising from Lessor's acts of negligence; or from any loss or damage from Lessee's failure to perform its obligations under this Lease; and shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others, upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor, and pay Lessor's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of this Lease which has not been complied with by Lessee. In alike manner, the lessor shall indemnify and hold harmless the Lessee from any and all liability and claims which are the lessor's responsibility and shall pay all expenses, including reasonable attorney's fees, to defend and or settle claims which are judged the responsibility of the Lessor.

      13. Successors. The conditions, agreements, covenants and provisions contained herein shall extend to and be binding upon the successors and assigns of Lessor and Lessee; provided, however, that Lessee shall not assign this Lease or sublease the Lessee's Quarters without written consent of Lessor. No "for lease" sign or advertisement of any type shall be placed by Lessee on the Premises without the advance written consent of Lessor, which consent may be withheld by Lessor in Lessor's absolute discretion. No sublease rental amount below the then current standard price quoted by Lessor for comparable space shall be publicized by Lessee or shall be communicated by Lessee to any real estate agent or broker.

      14. Notices. All notices which may be given under the terms of this instrument shall be in writing and, if mailed, shall be sent by registered or certified mail, return receipt required, or by a nationally recognized express delivery service, to the respective parties at the addresses shown below or to such other address as the parties have notified each other of by such written notice.

Central United Life Insurance Company     GraphOn Corporation
ATTENTION:  Douglas G. Noyes              ATTENTION: William D. Swain, CFO
6 Loudon Road, Suite 503                  105 Cochrane Circle
Concord, NH  03301                        Morgan Hill, CA  95037

      15. Entire Agreement. This Lease contains the entire agreement between the parties and may be amended only by a written instrument executed by the parties to this Lease.

              IN WITNESS WHEREOF, Central United Life Insurance Company, Lessor, and GraphOn Corporation, Lessee, have executed this Lease in original counterparts on the date written above.


Witness:


CENTRAL  UNITED LIFE  INSURANCE CO., LESSOR



By:_____________________________________
             Douglas G. Noyes
     Its: Duly authorized individual


Witness:

GRAPHON CORPORATION, LESSEE


By:______________________________________
             William D. Swain
                Its: CFO

STATE OF NEW HAMPSHIRE
County of Merrimack

The foregoing instrument was acknowledged before me this _____,day of ______________, 2003 by Douglas G. Noyes, duly authorized individual of Central United Life Insurance Company.



---------------------------------------------
                          Justice of the Peace/Notary Public
STATE OF CALIFORNIA
County of ___________

      The foregoing instrument was acknowledged before me this _____ day of ______________, 2003 by William D. Swain, CFO of GraphOn Corporation.



---------------------------------------------
   Justice of the Peace/Notary Public